UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2005

American Land Lease, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-103876
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

29399 U.S. Hwy 19 North, Suite 320, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On February 14, 2005, American Land Lease, Inc. (the “Company”) amended its Third Amended and Restated By-laws (the “Bylaws”). Prior to the amendment, a committee of the Company’s Board of Directors generally had to be comprised of two or more directors, a majority of which had to be Independent Directors (as defined in the Bylaws). The Bylaws, as amended, allow committees to be composed of a single director and do not require any director on a committee to be independent. The Company intends to continue to comply with all applicable laws, rules and regulations (including those of the New York Stock Exchange) relating to independent directors. A copy of Amendment No.1 to the Bylaws is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Amendment No. 1 to the Third Amended and Restated By-laws.

10.1	Agreement of Limited Partnership of Asset Investors Operating Partnership, L.P., dated as of April 30, 1997, as amended as of April 1, 2000 and May 3, 2002 (incorporated by reference to Schedule 13D filed by Terry Considine and the other reporting persons specified therein on December 6, 2004).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAND LEASE, INC.

Date: February 16, 2005	By:	/s/ Shannon Smith
Shannon Smith
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 1 to the Third Amended and Restated By-laws.

10.1	Agreement of Limited Partnership of Asset Investors Operating Partnership, L.P., dated as of April 30, 1997, as amended as of April 1, 2000 and May 3, 2002 (incorporated by reference to Schedule 13D filed by Terry Considine and the other reporting persons specified therein on December 6, 2004).

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